Exhibit 23.1

KPMG LLP Suite 1400 55 Second Street San Francisco, CA 94105

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 9, 2023, with respect to the consolidated financial statements of ALX Oncology Holdings Inc., incorporated herein by reference.

/s/ KPMG LLP

San Francisco, California

March 9, 2023